As filed with the Securities and Exchange Commission, via EDGAR, on June 17, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Potomac Realty Trust

(Exact Name of Registrant as Specified in its Governing Instruments)

7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland 20814

(301) 986-9200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Douglas J. Donatelli

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814
(301) 986-9200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

with a copy to:

David C. Wright Edward W. Elmore, Jr. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200	John J. Jenkins Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, OH 44114 (216) 622-8200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☒     333-115958

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:     ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate Offering	Amount of
Title of Securities Being Registered	Price	Registration Fee(1)

Common Shares of Beneficial Interest, $0.001 par value	$11,362,000	$1,440

(1)	The Registrant hereby certifies that (i) the Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, (ii) the Registrant will not revoke such instruction and (iii) the Registrant has sufficient funds in such account to cover the amount of the registration fee.

EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-115958) filed by First Potomac Realty Trust (the “Company”) pursuant to the Act with the Securities and Exchange Commission (the “Commission”) on May 27, 2004, as amended, including the exhibits thereto, and declared effective by the Commission on June 17, 2004, is incorporated herein by reference.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 17th day of June, 2004.

FIRST POTOMAC REALTY TRUST

By:	/s/ BARRY H. BASS

Barry H. Bass

Senior Vice President and Chief Financial Officer

Signature	Title	Date

* Louis T. Donatelli	Chairman of the Board of Trustees	June 17, 2004

/s/ DOUGLAS J. DONATELLI Douglas J. Donatelli	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 17, 2004

/s/ BARRY H. BASS Barry H. Bass	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2004

* Richard B. Chess	Trustee	June 17, 2004

* Robert H. Arnold	Trustee	June 17, 2004

* J. Roderick Heller, III	Trustee	June 17, 2004

* R. Michael McCullough	Trustee	June 17, 2004

* Terry L. Stevens	Trustee	June 17, 2004

* By Barry H. Bass, Attorney in Fact

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EXHIBIT INDEX

Exhibit	Description of Document

5.1	Opinion of Saul Ewing LLP with respect to the legality of the shares being registered.
8.1	Opinion of Hunton & Williams LLP with respect to tax matters.
23.1	Consent of Saul Ewing LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Hunton & Williams LLP (included in its opinion filed as Exhibit 8.1 hereto).
23.3	Consent of KPMG LLP (independent auditors).

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